Exhibit 99.1

Celularity Reports Third Quarter 2021 Financial Results and Corporate Update

Florham Park, NJ, – November 12, 2021 – Celularity Inc. (Nasdaq: CELU) (“Celularity”), a clinical-stage biotechnology company developing off-the-shelf, placental-derived allogeneic therapies, today announced financial results for the third quarter ended September 30, 2021 and provided a corporate update.

“We have continued to make significant progress over the past months, with the establishment of multiple strategic collaborations to further extend the potential use of our technology platform with the goal of bringing potentially transformative therapeutics to patients who require them most,” said Robert J. Hariri, M.D., Ph.D., Founder, Chairperson and Chief Executive Officer of Celularity. “Furthermore, we have advanced  multiple preclinical and clinical programs targeting significant unmet medical needs, including  acute myeloid leukemia and glioblastoma. We believe we are well-positioned to continue executing against our business strategy and developing cellular therapies for cancer, infectious and degenerative diseases by leveraging our proprietary placental-based platform technology.”

Third Quarter Corporate Highlights

•	Appointed Andrew L. Pecora, M.D., F.A.C.P., C.P.E., a renowned clinician, scientist and experienced life sciences leader as President.
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Entered into a research collaboration with Oncternal Therapeutics (Nasdaq: ONCT) to evaluate placental derived-cellular therapies targeting receptor-tyrosine kinase-like Orphan Receptor 1 (ROR1) in preclinical studies. The collaboration will initially explore the use of Oncternal’s ROR1-targeted chimeric antigen receptor (CAR) gene modification as part of Celularity’s CYNK natural killer cell and CyCART platforms. The partnership will also explore the use of monoclonal antibody, cirmtuzumab, in combination with Celularity’s CYNK natural killer cells.

Third Quarter 2021 Financial Results

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Revenues for the three months ended September 30, 2021 increased $7.3 million compared to the prior year period. This was primarily due to an increase in license, royalty and other revenues driven by (i) recognition of previously deferred revenue as a result of the termination of the Sanuwave license agreement of $6.8 million and (ii) revenues from supply and distribution agreements recognized during the third quarter of 2021 of $1.4 million, partially offset by a decrease in product sales and rentals revenues of $0.6 million resulting from the sale of the MIST/UltraMIST assets in August 2020.

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Research and development expenses for the three months ended September 30, 2021 increased $12.5 million compared to the prior year period. The increase in research and development expenses was primarily due to higher stock-based compensation expense resulting from awards granted in connection with the consummation of the business combination as well as higher clinical trial costs related to Celularity’s CYNK-001 clinical trial and higher personnel costs.

•	Selling, general and administrative expenses for the three months ended September 30, 2021 increased $13.3 million compared to the prior year period, primarily due to higher stock-based compensation expense resulting from awards granted in connection with the consummation of the business combination, and a $5.3 million charge related to an estimated legal settlement and higher personnel costs.

•	Net income for the third quarter of 2021 was $49.9 million, or $0.47 per share (basic) and $0.40 per share (diluted).

Year to Date Financial Results

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Revenue for the nine months ended September 30, 2021, increased $5.4 million compared to the prior year period. The increase was due to an increase of $9.1 million in license, royalty and other revenues primarily driven by (i) recognition of previously deferred revenue as a result of the termination of the Sanuwave license agreement of $6.8 million and (ii) revenues from supply and distribution agreements recognized during the third quarter of 2021 of $1.4 million, partially offset by a decrease in product sales and rentals revenues of $3.6 million resulting from the sale of the MIST/UltraMIST assets in August 2020.

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Research and development expenses for the nine months ended September 30, 2021 increased $24.9 million compared to the prior year period. The increase in research and development expenses was primarily due to higher stock-based compensation resulting from awards granted in connection with the consummation of the business combination, higher cell therapy process development and research expenses related to the CyCART-19 program, and higher personnel costs.

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Selling, general and administrative expenses for the nine months ended September 30, 2021 increased $32.8 million compared to the prior year period, primarily due to higher stock-based compensation resulting from awards granted in connection with the consummation of the business combination , a  charge related to an estimated legal settlement and higher personnel costs.

•	Net loss for the nine months ended September 30, 2021 was $96.1 million, or $2.00 per share (basic and diluted).

About Celularity

Celularity, Inc. (Nasdaq: CELU) headquartered in Florham Park, N.J., is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing off-the-shelf placental-derived allogeneic cell therapies, including unmodified natural killer (NK) cells, genetically-modified NK cells, T-cells engineered with a CAR (CAR T-cells), and mesenchymal-like adherent stromal cells (ASCs) targeting indications across cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it will be able to develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

To learn more, visit celularity.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include statements regarding the effects of recent strategic collaborations on Celularity’s business objectives, Celularity’s ability to advance the field of cellular medicine and develop treatments for cancer, degenerative and infectious diseases, its recent collaboration with Oncternal Therapeutics and its clinical development plans, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the inherent risks in biotechnological development, including with respect to the development of novel cellular therapies, and the clinical trial and regulatory approval process; and risks associated with  developments relating to Celularity’s competitors and industry, along with those risk factors set forth under the caption “Risk Factors” in Celularity’s proxy statement/prospectus filed with the Securities and Exchange Commission (SEC) on August 12, 2021 and other filings with the SEC. These risks and uncertainties may be amplified by the COVID- 19 pandemic. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Celularity Investor Contacts:

Carlos Ramirez

Celularity Inc.

carlos.ramirez@celularity.com

Alexandra Roy

Solebury Trout

aroy@troutgroup.com

Celularity Media Contact:

Jason Braco, Ph.D.

LifeSci Communications

jbraco@lifescicomms.com

Celularity Inc.

Statements of Operations

(unaudited; in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net revenues
Product sales and rentals	$849	$1,465	$2,734	$6,331
Services	1,343	1,399	4,204	4,213
License, royalty and other	8,430	491	9,541	491
Total revenues	10,622	3,355	16,479	11,035
Operating expenses
Cost of revenues (excluding amortization of acquired intangible assets)
Product sales and rentals	638	271	2,025	1,921
Services	923	689	2,218	1,768
Licenses, royalties and other	750	73	750	73
Research and development	23,765	11,217	63,666	38,783
Selling, general and administrative	21,644	8,327	58,133	25,363
Change in fair value of contingent consideration liability	(48,549)	(142,599)	(17,845)	(26,136)
Amortization of acquired intangible assets	553	783	1,640	2,843
Impairment of acquired intangibles	-	129,400	-	129,400
Total operating expenses	(276)	8,161	110,587	174,015
Income (loss) from operations	10,898	(4,806)	(94,108)	(162,980)
Other income (expense):
Interest income	55	92	324	236
Interest expense	(843)	(706)	(2,412)	(1,630)
Loss on sale of business	-	(4,434)	-	(4,434)
Income (expense) related to warrant liabilities	39,937	(36,960)	2,258	(52,065)
Other (expense) income, net	(109)	504	(2,140)	4,099
Total other income (expense)	39,040	(41,504)	(1,970)	(53,794)
Net income (loss) before income taxes	49,938	(46,310)	(96,078)	(216,774)
Income tax (benefit)	-	15	-	(4,631)
Net income (loss)	$49,938	$(46,325)	$(96,078)	$(212,143)
Per share information:
Net income (loss) per share - basic	$0.47	$(2.52)	$(2.00)	$(11.52)
Weighted average shares outstanding - basic	106,369,910	18,416,078	48,071,685	18,412,761
Net income (loss) per share - diluted	$0.40	$(2.52)	$(2.00)	$(11.52)
Weighted average shares outstanding - diluted	123,582,822	18,416,078	48,071,685	18,412,761